Cyan Reports Fiscal Year and Fourth Quarter 2013 Financial Results

PETALUMA, Calif., February 11, 2014, Cyan (NYSE: CYNI), a leading provider of software-defined networking (SDN) and packet-optical solutions for network operators, today announced financial results for its year and fourth quarter ended December 31, 2013.

Revenue in 2013 grew 22 percent to $116.6 million, compared with $95.9 million in 2012. GAAP net loss for 2013 was $40.7 million, or $1.32 per share, compared with a net loss of $16.6 million, or $6.60 per share in 2012. Non-GAAP net loss for 2013 was $30.9 million, or $1.00 per share, compared with non-GAAP net loss of $9.2 million, or $3.64 per share in 2012.

“Overall, 2013 was a very important year for Cyan as our packet-optical technology and SDN software was deployed as part of customer network transformation efforts around the globe,” said Mark Floyd, Cyan’s chairman and chief executive officer. “We are proud to be at the forefront of this transformation, and while we are still in the very early stages, we are excited about the traction we are gaining with our Z-Series packet-optical and Blue Planet SDN solutions."

Revenue for the fourth quarter of 2013 was $20.9 million compared with $29.8 million in the fourth quarter of 2012 and $37.7 million for the third quarter of 2013. GAAP net loss for the fourth quarter was $13.7 million, or $0.29 per share, compared with a net loss of $8.0 million, or $3.13 per share, in the same period last year, and a net loss of $8.6 million, or $0.19 per share, for the third quarter of 2013.

On a non-GAAP basis, Cyan's net loss for the fourth quarter was $11.5 million, or $0.25 per share. This compares to a non-GAAP net loss of $3.5 million, or $1.37 per share, for the same period last year and to a non-GAAP net loss of $6.4 million, or $0.14 per share, for the third quarter of 2013. Both GAAP and non-GAAP per share net loss figures for the fourth quarter are based on 46.4 million basic weighted average shares outstanding.

Non-GAAP results for the year ended December 31, 2013 exclude the effect of stock-based compensation and the effects of preferred stock warrants that were converted in connection with our initial public offering and for the fourth quarter exclude the effect of stock-based compensation. In connection with its IPO in May 2013, the company issued 8.9 million shares of common stock and 34.7 million shares of preferred stock converted into common stock. Please refer to the attached financial statements for additional non-GAAP information and a reconciliation of GAAP to non-GAAP results as well as information regarding weighted average shares outstanding in each period.

Floyd continued, "Our fourth quarter results were impacted by cautious customer order patterns and a significantly greater than expected decline in revenue from our largest customer. However, we achieved a number of milestones in the fourth quarter that demonstrate the continued adoption of our Z-Series packet-optical and Blue Planet SDN and NFV platforms, including delivering the first software controlled and fully automated carrier SDN network in a multi-vendor network to a leading carrier in Europe.”

Highlights

•
Cyan’s Blue Planet SDN platform and Z-Series packet-optical hardware were selected by the Jeollanam-Do province in South Korea to transform its carrier Ethernet network. The network will deliver e-government applications including Internet, VoIP and video conferencing serving over two million people living in the province.

•	Cyan partnered with its customer DukeNet to demonstrate SDN orchestration across the WAN and data center in a live multi-vendor environment.

•	Cyan’s Blue Planet SDN and NFV Orchestration Platform was recognized for its innovation and market traction with two industry awards:

◦	“SDN Innovation of the Year” by the Telecom Asia 2013 Readers’ Choice & Innovation Awards on December 5, 2013;

◦	"Best New Telecom Product" by Light Reading at its annual Leading Lights on October 12, 2013.

Conference Call

Cyan will host a conference call for analysts and investors to discuss its fourth quarter and full 2013 results as well as guidance for its first quarter of 2014 today at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To access the live call, please dial 1-877-941-1427 (US or Canada) or 1-480-629-9664 (international) and use the password: Cyan. A telephonic replay of the call will be available from approximately two hours after the call until 11:59 pm on February 25, 2014, and can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering passcode 4658025#. A live audio webcast of the conference call also will be available from the Investors section of the company's website, www.cyaninc.com. Following the webcast, an archived version will be available on the website for 90 days.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net loss and non-GAAP net loss per share. We use this information in managing our business and believe the non-GAAP data are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "Condensed Consolidated Reconciliation of GAAP to Non-GAAP Results." Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. As noted, non-GAAP results exclude the effect of stock-based compensation and the effects of preferred stock warrants that were converted in connection with our initial public offering. We use stock-based compensation to attract and retain employees and executives with the goals of aligning their interests with those of our stockholders and long-term employee retention. As a result, we exclude stock-based compensation expense from our non-GAAP metrics given that it varies for reasons that are generally unrelated to operational decisions and performance in any particular period. In addition, prior to our initial public offering in May 2013, we incurred preferred stock warrant expenses. Upon completion of our initial public offering, our preferred stock warrants were converted to common stock, and we no longer incurred expenses associated with the warrants. We have excluded these expenses from our non-GAAP metrics given that that they fluctuated based on our valuation as a private company prior to going public and were discontinued upon completion of our IPO.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements relating to Cyan's expected future market acceptance and traction of our Z-series and Blue Planet solutions, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management's current expectations and involve a number of risks and uncertainties. Actual results and timing of events could differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: fluctuations in demand for our products and services, particularly as it relates to large sales to existing and new customers; fluctuations in the price for our products and services; the adoption rate of our products, particularly our Blue Planet solution; our ability to compete in our industry; future growth in our international sales and our international expansion; and other risks and uncertainties related to our business. Further information on these risks and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the year ended December 31, 2014 and our Form 10-Q that we filed for the quarter ended September 30, 2013. These documents are available on the SEC Filings section of the Investor section of our website at investor.cyaninc.com. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to revise or update these forward-looking statements in light of new information or future events, other than as required by law. Results reported herein should not be considered as an indication of future performance.

About Cyan

Cyan enables network transformation. The company's software-defined network (SDN) solutions deliver orchestration, agility, and scale to networks that, until now, have been static and hardware driven. Serving carriers, enterprises, governments, and data center operators globally, Cyan's open platforms provide multi-vendor control and visibility to network operators, making service delivery more efficient and profitable. Cyan solutions include Blue Planet SDN software, Z-Series packet-optical transport platforms, and Cyan Pro professional services. For more information, please visit www.cyaninc.com or follow Cyan on Twitter at http://twitter.com/CyanNews.

Source: Cyan, Inc.

Investor Relations Contact
The Blueshirt Group
Maria Riley
+ 1 707.283.2850
ir@cyaninc.com

Cyan, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Revenue	$20,885	$29,773	$116,582	$95,872
Cost of revenue	12,434	17,820	68,376	57,315
Gross profit	8,451	11,953	48,206	38,557

Operating expenses:
Research and development	7,993	6,142	32,609	18,447
Sales and marketing	10,807	8,064	40,102	25,243
General and administrative	3,169	2,168	13,082	6,055
Total operating expenses	21,969	16,374	85,793	49,745
Loss from operations	(13,518)	(4,421)	(37,587)	(11,188)
Interest expense	(50)	(13)	(367)	(33)
Other income (expense), net	(40)	(3,569)	(2,635)	(5,340)
Total other income (expense), net	(90)	(3,582)	(3,002)	(5,373)
Loss before provision for income taxes	(13,608)	(8,003)	(40,589)	(16,561)
Provision for income taxes	77	13	143	40
Net loss	$(13,685)	$(8,016)	$(40,732)	$(16,601)
Basic and diluted net loss per share	$(0.29)	$(3.13)	$(1.32)	$(6.60)

Weighted-average number of shares used in computing basic and diluted net loss per share (1)	46,412	2,563	30,836	2,515

(1)    In connection with its IPO in 2013, the company issued 8.9 million shares of common stock and 34.7 million shares of preferred stock converted into common stock. Weighted average shares for the three and twelve months ended December 31, 2013 include the weighted average effect of common shares issued and preferred stock converted into common stock pursuant to our initial public offering. The calculation also takes into account the effect of stock options exercised during the respective periods.

Cyan, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$32,509	$20,221
Marketable securities	31,639	—
Accounts receivable, net	14,558	19,200
Short-term lease receivable	604	—
Inventories	20,746	14,049
Deferred costs	8,286	8,228
Prepaid expenses and other	1,378	930
Total current assets	109,720	62,628
Property and equipment, net	11,155	6,485
Other assets	645	1,676
Total assets	$121,520	$70,789

Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$8,474	$11,842
Accrued liabilities	3,786	3,636
Accrued compensation	4,895	3,743
Revolving loan	—	7,563
Term loan, current portion	1,604	—
Deferred revenue	17,516	15,597
Preferred stock warrant liability	—	6,254
Other liabilities	849	74
Total current liabilities	37,124	48,709
Term loan, non-current portion	3,396	5,000
Deferred revenue	1,577	1,820
Deferred rent	486	182
Total liabilities	42,583	55,711
Redeemable convertible preferred stock	—	98,133
Stockholders’ equity (deficit):
Common stock and additional paid-in capital	206,305	3,514
Accumulated other comprehensive loss	(86)	(19)
Accumulated deficit	(127,282)	(86,550)
Total stockholders’ equity (deficit)	78,937	(83,055)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$121,520	$70,789

Cyan, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2013	2012
Operating activities
Net loss	$(40,732)	$(16,601)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,721	1,801
Stock-based compensation	7,249	2,097
Change in fair value for warrants	2,602	5,354
Changes in operating assets and liabilities:
Accounts receivable	4,642	(12,674)
Lease receivable	(604)	—
Inventories	(6,697)	(8,162)
Deferred costs	(58)	(5,924)
Prepaid expenses and other assets	(448)	(586)
Accounts payable	(3,230)	6,483
Accrued liabilities	826	1,133
Accrued compensation	1,152	2,337
Deferred revenue	1,676	12,198
Deferred rent	344	81
Net cash used in operating activities	(30,557)	(12,463)

Investing activities
Purchases of property and equipment	(6,111)	(5,698)
Purchase of available for sale securities	(31,639)	—
Purchase of investment in convertible securities	(500)	—
Net cash used in investing activities	(38,250)	(5,698)

Financing activities
Proceeds from initial public offering, net of issuance costs	87,320	—
Proceeds from issuance of common stock	1,403	116
Borrowings under revolving loan and term loan facilities	—	12,563
Repayments of borrowings	(7,563)	(45)
Net cash provided by financing activities	81,160	12,634

Effect of exchange rate changes on cash and cash equivalents	(65)	8
Net increase (decrease) in cash and cash equivalents	12,288	(5,519)
Cash and cash equivalents at beginning of period	20,221	25,740
Cash and cash equivalents at end of period	$32,509	$20,221

Cyan, Inc.
GAAP to Non-GAAP Reconciliation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Reconciliation of Gross Profit:
US GAAP as reported	$8,451	$15,089	$11,953	$48,206	$38,557
Adjustments:
Stock-Based Compensation	40	61	32	160	57
Non-GAAP Gross Profit	$8,491	$15,150	$11,985	$48,366	$38,614

Reconciliation of Gross Margin:
US GAAP as reported	40.5%	40.0%	40.1%	41.3%	40.2%
Adjustments:
Stock-Based Compensation	0.2%	0.2%	0.2%	0.2%	0.1%
Non-GAAP Gross Margin	40.7%	40.2%	40.3%	41.5%	40.3%

Reconciliation of Research and Development expenses:
US GAAP as reported	$7,993	$9,220	$6,142	$32,609	$18,447
Adjustments:
Stock-Based Compensation	664	773	361	2,348	745
Non-GAAP Research and Development expense	$7,329	$8,447	$5,781	$30,261	$17,702

Reconciliation of Sales and Marketing expenses:
US GAAP as reported	$10,807	$10,518	$8,064	$40,102	$25,243
Adjustments:
Stock-Based Compensation	721	571	284	2,165	656
Non-GAAP Sales and Marketing expense	$10,086	$9,947	$7,780	$37,937	$24,587

Reconciliation of General and Administrative expenses:
US GAAP as reported	$3,169	$3,895	$2,168	$13,082	$6,055
Adjustments:
Stock-Based Compensation	726	793	257	2,576	639
Non-GAAP General and Administrative expense	$2,443	$3,102	$1,911	$10,506	$5,416

Reconciliation of Operating Expenses:
US GAAP as reported	$21,969	$23,633	$16,374	$85,793	$49,745
Adjustments:
Stock-Based Compensation	2,111	2,137	902	7,089	2,040
Non-GAAP Operating Expenses	$19,858	$21,496	$15,472	$78,704	$47,705

Reconciliation of Operating profit (loss):
US GAAP as reported	$(13,518)	$(8,544)	$(4,421)	$(37,587)	$(11,188)
Adjustments:
Stock-Based Compensation	2,151	2,198	934	7,249	2,097
Non-GAAP Operating profit (Loss)	$(11,367)	$(6,346)	$(3,487)	$(30,338)	$(9,091)

Reconciliation of Operating Margin:
US GAAP as reported	-64.7%	-22.7%	-14.8%	-32.2%	-11.7%
Adjustments:
Stock-Based Compensation	10.3%	5.8%	3.1%	6.2%	2.2%
Non-GAAP Operating Margin	-54.4%	-16.9%	-11.7%	-26.0%	-9.5%

Cyan, Inc.
GAAP to Non-GAAP Reconciliation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Reconciliation of Net income (Loss):
US GAAP as reported	$(13,685)	$(8,611)	$(8,016)	$(40,732)	$(16,601)
Adjustments:
Stock-Based Compensation	2,151	2,198	934	7,249	2,097
Preferred Stock Warrant Expense	-	-	3,564	2,602	5,354
Non-GAAP Net Income (Loss)	$(11,534)	$(6,413)	$(3,518)	$(30,881)	$(9,150)

Reconciliation of Net income (loss) per share, basic and diluted:
US GAAP as reported (1)	$(0.29)	$(0.19)	$(3.13)	$(1.32)	$(6.60)
Adjustments:
Stock-Based Compensation	0.04	0.05	0.36	0.24	0.83
Preferred Stock Warrant Expense	-	-	1.40	0.08	2.13
Non-GAAP Net Income (Loss) per share, basic and diluted (1)	$(0.25)	$(0.14)	$(1.37)	$(1.00)	$(3.64)

(1)    In connection with its IPO in 2013, the company issued 8.9 million shares of common stock and 34.7 million shares of preferred stock converted into common stock. Weighted average shares for the three and twelve months ended December 31, 2013 include the weighted average effect of common shares issued and preferred stock converted into common stock pursuant to our initial public offering. The calculation also takes into account the effect of stock options exercised during the respective periods.